EXHIBIT 4.6
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE dated as of September 16, 2004 among ISPAT INLAND ULC, a Nova Scotia unlimited liability company, as issuer (the “Issuer”), the Guarantors and LASALLE BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Issuer, Guarantors and the Trustee have entered into an Indenture dated as of March 25, 2004 (the “Indenture”);
     WHEREAS, pursuant to Section 8.01 of the Indenture, the Issuer and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee, when an Officers’ Certificate is provided stating that such amendment or supplement complies with the provisions of Section 8.01, may amend or supplement the Indenture without notice to or consent of any Holder to cure any ambiguity, omission, defect or inconsistency; and
     WHEREAS, the Issuer, Guarantors and Trustee wish to amend the Indenture as set forth in this Supplemental Indenture to rectify an omission from Section 4.02 thereof.
     NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE 1
AMENDMENTS
     SECTION 1.1. Article Four of the Indenture is hereby amended by deleting from Section 4.02 the following phrase:
     “provided, that in lieu of any annual report required of U.S. corporations, Parent may file and provide such annual report required of foreign private issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.”
     And replacing it in its entirety with the following:
     “provided, that in lieu of any annual report and such information, documents and other reports required of U.S. corporations, Parent may file and provide such annual report and such information, documents and other reports required of foreign private issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and provided further that Parent continues to file on Form 6-K quarterly reports containing information similar in substance to the quarterly reports it has historically filed.”

ARTICLE 2
MISCELLANEOUS
     SECTION 2.1. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Securities and, as provided in the Indenture, this Supplemental Indenture forms a part thereof with respect to the Securities. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Securities and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Securities and every Holder of Securities shall be bound hereby. Except as expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.
     SECTION 2.2. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.
     SECTION 2.3. Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified therefor in Section 1.01 of the Indenture.
     SECTION 2.4. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.5. This Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.
     SECTION 2.6. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

ISPAT INLAND ULC,
as Issuer

By:	/s/ Richard Leblanc
Name: Richard Leblanc
Title:

ISPAT INTERNATIONAL N.V.,
as Guarantor

By:	/s/ Bhikam C. Agarwal Name: Bhikam C. Agarwal
Title: Vice President

ISPAT INLAND INC,
as Guarantor

By:	/s/ Michael G. Rippey Name: Michael G. Rippey
Title: Executive VP & CPO

ISPAT INLAND L.P.,
as Guarantor

By:	/s/ Richard Leblanc
Name: Richard Leblanc
Title:

3019693 NOVA SCOTIA U.L.C.,
as Guarantor

By:	/s/ Richard Leblanc
Name: Richard Leblanc
Title:

ISPAT INLAND FINANCE, LLC,
as Guarantor

By:	/s/ Thomas A. McCue
Name: Thomas A. McCue
Title: Manager

BURNHAM TRUCKING COMPANY, INC.,
as Guarantor

By:	/s/ Edward C. McCarthy
Name: Edward C. McCarthy
Title: Secretary

INCOAL COMPANY,
as Guarantor

By:	/s/ Edward C. McCarthy
Name: Edward C. McCarthy
Title: Secretary

ISPAT INLAND MINING COMPANY,
as Guarantor

By:	/s/ Edward C. McCarthy
Name: Edward C. McCarthy
Title: Secretary

ISPAT INLAND SERVICE CORP.,
as Guarantor

By:	/s/ Edward C. McCarthy
Name: Edward C. McCarthy
Title: Secretary

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Wayne M. Evans
Name: Wayne M. Evans
Title: First Vice President